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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-4 of Merrill Corporation of our report dated April 27, 2000 relating to the consolidated financial statements and financial statement schedule of Merrill Corporation which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Paul, Minnesota
September 12, 2000

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CONSENT OF INDEPENDENT ACCOUNTANTS